EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 2, 2009 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Atlas America, Inc on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Atlas America, Inc on Forms S-8 (File No. 333-126343, effective July 1, 2005 and File No. 333-155740, effective November 26, 2008).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
March 2, 2009